UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 20, 2012

Arden Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-9904	95-3163136
(Commission File Number)	(IRS Employer Identification No.)

2020 S. Central Avenue
Compton, California	90220
(Address of Principal Executive Offices)	(Zip Code)

(310) 638-2842
(Registrant’s Telephone Number, Including Area Code)

No Change
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 20, 2012, the Board of Directors of the registrant declared a special cash dividend in the amount of twenty dollars ($20) per share on its outstanding Class A Common Stock payable on December 18, 2012 to stockholders of record at the close of business on December 3, 2012.  The special cash dividend will total approximately $61,420,000.  The registrant anticipates paying the special cash dividend from cash on hand.

The base price for all stock appreciation rights of the registrant outstanding as of the record date, including those issued to non-employee directors of the registrant, is being amended and adjusted downward by $20 as of the record date for each outstanding unit of stock appreciation rights in connection with the payment of the above-described dividend.

A copy of the press release regarding the above-described matters is attached as Exhibit 99.1.

The information in Item 8.01 Form 8-K and the exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

99.1 Press Release dated November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN GROUP, INC.
(Registrant)

Date: November 20, 2012	By:	/s/BERNARD BRISKIN
	Name:	Bernard Briskin
	Title:	Chairman of the Board, President
and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release.

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